Exhibit 99.1

CONSTITUTION MINING CORP.

NEWS RELEASE
(For Immediate Release)

CONSTITUTION MINING CORPORATION EXTENDS EXPIRATION DATE FOR WARRANTS

Lima, Peru - November 19, 2010 - Constitution Mining Corp. (CMIN.OB) announced today that the Board of Directors has voted on Monday, November 15, 2010, to extend the expiration of all of its current outstanding warrants by one year, as follows:

No. of Warrants	Exercise Price per share	Original Expiration Date	Extended Expiration Date
7,849,237	$1.00	December 1, 2010	December 1, 2011
3,668,927	$0.70	July 9, 2011	July 9, 2012
923,428	$0.70	September 2, 2011	September 2, 2012
5,350,097	$0.80	September 29, 2011	September 29, 2012

The warrants were issued by Constitution Mining in various private offerings made in reliance on exemptions provided in the Securities Act of 1933, as amended.

Constitution Mining CEO Michael Stocker states, “Extending the expiration of warrants currently outstanding by one year is a win-win opportunity for our loyal shareholders as well as for the Company. We can now re-dedicate our efforts toward maximizing the progress and success of our Peruvian Gold Sands project.”

About Constitution Mining Corp.

Our goal is to locate large-scale, commercially viable gold deposits and continuously increase the amount of gold underlying each of our outstanding shares.  We are interested primarily in geographical areas that are home to several significant proven gold deposits, including highly prospective districts likely to hold further large deposits.

Our first and most active project is in the Gold Sands region of Peru, where we hold options on 461 square kilometers (178 square miles) of mining property, the largest such block in the district.

The Gold Sands of Peru were laid down by eons of alluvial erosion. For millions of years, the waters of the Santiago and the Maranon rivers have been carving their way through the gold-rich mountain canyons of the Andes, carrying off vast amounts of gold and depositing much of the treasure in loose gravels and sands - Gold Sands - in the area the Company now controls.

The Company is now engaged in a program of test drilling to gather further data for determining the feasibility of large-scale mining of this vast resource.  The implementation of these programs will require the company to secure additional financing.

Further information about Constitution Mining Corp may be found at www.ConstitutionMining.com

On behalf of the Board:

Dr. Michael Stocker – CEO
Constitution Mining Corp. (CMIN.OB)

Investor Inquiries:

Constitution Mining Corp.
North America Toll Free: 800-215-0811
Direct Dial: 360-339-7309
Info@ConstitutionMining.com
www.ConstitutionMining.com

Disclaimer:

This release contains forward-looking statements that are based on the beliefs of Constitution Mining Corp. management and reflect Constitution Mining Corp. current expectations as contemplated under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements.  Such statements reflect the current views of Constitution Mining Corp. with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.  The information contained in this press release is historical in nature, has not been updated, and is current only to the date indicated in this press release.  This information may no longer be accurate and therefore you should not rely on the information contained in this press release.  To the extent permitted by law, Constitution Mining Corp. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission.